UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

WideOpenWest Finance, LLC

(Exact name of registrant as specified in its Charter)

Delaware	333-187850	31-1811298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (720) 479-3500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, WideOpenWest Finance, LLC (the “Company” or “WOW!”) announced the appointment of Steven Cochran as Chief Executive Officer of the Company and member of the board of directors (the “Board”) of Racecar Holdings, LLC (“Holdings”), the parent company of WOW!, effective as of April 1, 2014.  Mr. Cochran currently serves as President and Chief Operating Officer.  He has served as President since 2010 and previously served as Chief Financial Officer from October 2002 until July 2012.  Prior to joining WOW!, Mr. Cochran was with Millennium Digital Media from May 1998 to October 2002, where he served as the Senior Vice President and Chief Financial Officer during the last year of his time there.  He also worked in public accounting at Arthur Andersen.

Mr. Cochran received his undergraduate degree in Economics and holds a Master’s of Accounting Science from the University of Illinois — Urbana Champaign.  He is 42 years of age.

On January 31, 2014, Colleen Abdoulah resigned as Chief Executive Officer of the Company effective as of April 1, 2014.  Pursuant to a chairwoman agreement dated February 3, 2014 (the “Chairwoman Agreement”) among Ms. Abdoulah, Holdings, and WideOpenWest Networks, LLC, a subsidiary of Holdings (“Networks”), Ms. Abdoulah will continue to serve as Chief Executive Officer of the Company until April 1, 2014 and will continue to serve as Chairwoman of the Board pursuant to the terms and conditions of the Chairwoman Agreement.  The term of the Chairwoman Agreement ends December 31, 2015, unless earlier terminated pursuant to its terms.

Under the Chairwoman Agreement, Ms. Abdoulah receives an annual fee and a one-time incentive payment payable in the second quarter of 2015, contingent on her continued service through such date.  The Chairwoman Agreement also affects certain management incentive equity interests of Holdings (the “Units”) held by Ms. Abdoulah.  950 of Ms. Abdoulah’s unvested Units (representing Units that otherwise would have vested in July of 2014) shall immediately vest, and Ms. Abdoulah will forfeit all other unvested Units.  Ms. Abdoulah will also have the right to purchase 3,562.5 Units (representing half of the otherwise forfeited Units) (the “New Units”).  The New Units will be subject to time vesting in annual installments over a five year period.  Ms. Abdoulah may also participate in the Company’s employee benefit plans as are generally made available to the Company’s senior executives, including insurance programs and other fringe employee benefits, until such time, if any, that Ms. Abdoulah becomes eligible for such benefits through another entity.

Upon termination of Ms. Abdoulah’s engagement by the Company without cause or by Ms. Abdoulah for good reason, Ms. Abdoulah will receive severance in the form of continued annual fees through December 31, 2015 (subject to her execution of a release in favor of the Company and its subsidiaries and continued compliance with the restrictive covenants set forth in the Chairwoman Agreement) and immediate vesting of at least 40% of the New Units. Ms. Abdoulah will not be entitled to severance payments upon termination for any other reason.

The Chairwoman Agreement is filed as Exhibit 10.1 to this Form 8-K. The foregoing disclosure is qualified in its entirety by reference to the exhibit.

In connection with Mr. Cochran’s appointment as Chief Executive Officer and member of the Board, on February 3, 2014, Holdings and Networks entered into an employment agreement (the “Employment Agreement”) with Mr. Cochran.  The term of the Employment Agreement is for five years unless earlier terminated pursuant to its terms.

Under the Employment Agreement, Mr. Cochran receives an annual base salary, subject to annual increases as determined by Holdings’ compensation committee, and an annual bonus award with a target bonus of 100% of his annual base salary (based upon achievement of objective performance goals established by the compensation committee, which may include Mr. Cochran and Holdings’ and its subsidiaries’ performance relative to budgeted EBITDA, numbers of subscribers, capital expenditures, and customer satisfaction and other goals established by the compensation committee). The compensation committee will establish additional performance thresholds above and below the target ranging from 50% to a percentage in excess of 100% of Mr. Cochran’s annual base salary as permitted by the then existing management bonus plan. Mr. Cochran may participate in the Company’s employee benefit plans as are generally made available to the Company’s senior executives, including insurance programs and other fringe employee benefits.

Upon termination of Mr. Cochran’s employment without cause or by Mr. Cochran for good reason, Mr. Cochran will receive severance in the form of (i) continued annual salary payments through the second anniversary of the date of his termination of employment (subject to his execution of a release in favor of Holdings and its subsidiaries and continued compliance with the restrictive covenants set forth in the Employment Agreement), and (ii) the right, but not the obligation, to sell a number of vested Units equal to the lesser of (x) vested Units representing 20% of the outstanding vested Units held by Mr. Cochran (valued at fair market value as of Mr. Cochran’s termination date, as determined in good faith by the Board consistent with the most recent valuation of Holdings determined by Avista Capital Partners, the majority owner of Holdings (“Avista”)) or (y) vested Units with a fair market value of $2,000,000 (valued at fair market value as of Mr. Cochran’s termination date, as determined in good faith by the Board, consistent with Avista’s most recent valuation of Holdings).  Mr. Cochran will not be entitled to severance payments or sale rights upon termination for any other reason.

The Employment Agreement is filed as Exhibit 10.2 to this report.  The foregoing disclosure is qualified in its entirety by reference to the exhibit.

Also on January 31, 2014, the Company appointed Ms. Cathy Kuo, the Company’s Chief Marketing Officer, to fill Mr. Cochran’s former position as Chief Operating Officer effective April 1, 2014.  Ms. Kuo has been the Company’s Chief Marketing Officer since December 2001. Prior to joining WOW, Ms. Kuo served as Vice President of Branding & Partnership Marketing and Vice President of Consumer Offerings for AT&T Broadband from February 1999 to November 2001. Ms. Kuo started working in the cable industry in 1997 when she joined TCI as Director of Marketing.

Ms. Kuo received her undergraduate degree in Business Economics from Brown University. She is 48 years of age.

On February 5, 2014, the Company issued a press release announcing Mr. Cochran’s appointment as Chief Executive Officer and Ms. Kuo’s appointment as Chief Operating Officer.  The press release is attached as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Chairwoman Agreement, dated as of February 3, 2014, by and among Racecar Holdings, LLC, WideOpenWest Networks, LLC and Colleen Abdoulah

10.2	Employment Agreement, dated as of February 3, 2014, by and among Racecar Holdings, LLC, WideOpenWest Networks, LLC and Steven Cochran

99.1	Press Release of WideOpenWest Finance, LLC dated February 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST FINANCE, LLC

Date: February 5, 2014	By:	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Chairwoman Agreement, dated as of February 3, 2014, by and among Racecar Holdings, LLC, WideOpenWest Networks, LLC and Colleen Abdoulah

10.2	Employment Agreement, dated as of February 3, 2014, by and among Racecar Holdings, LLC, WideOpenWest Networks, LLC and Steven Cochran

99.1	Press Release of WideOpenWest Finance, LLC dated February 5, 2014